SOURCE: HUDSON VALLEY HOLDING CORP.

FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, NY 10707	Stephen R. Brown President and CEO (914) 771-3073
Michael J. Indiveri Executive Vice President and CFO (914) 768-6834

HUDSON VALLEY HOLDING CORP. ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER AND TWELVE MONTHS
2014

— Company finalizes sale of A.R. Schmeidler —

— Strong loan growth contributes to liquidity deployment —

— Declared cash dividend of $0.08 per share —

YONKERS, N.Y. – February 3, 2015 – Hudson Valley Holding Corp. (NYSE: HVB) reported fourth quarter and twelve month results for 2014 including growth of Hudson Valley Bank’s loan and securities portfolios and core deposits, lower recurring operating expenses and continued improvement in asset quality.

The parent company of Hudson Valley Bank earned $0.6 million, or $0.03 per diluted share, in the fourth quarter of 2014, compared to a loss of $8.5 million, or $0.43 loss per diluted share, in the fourth quarter of 2013. During the fourth quarter of 2014, the Company incurred a $2.4 million after tax expense in connection with its pending merger with Sterling Bancorp and a $1.2 million after tax loss in connection with the sale of A.R. Schmeidler, which closed on January 22, 2015. During the fourth quarter of 2013, the Company incurred an $11.1 million after tax, or $0.55 per diluted share goodwill impairment charge and a $0.7 million after tax loss, or $0.04 per diluted share, other than temporary impairment charge on the Company’s $10 million portfolio of collateralized debt obligation bank issued trust preferred securities.

The following table details the Company’s net income and diluted earnings per common share and the effect of the loss on the sale of A.R. Schmeidler and the merger related charges.

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2014		December 31, 2014
		Diluted Earnings Per		Diluted Earnings Per
	Net Income	Common Share	Net Income	Common Share
Net income before loss on sale of subsidiary and merger related expenses	$4,265	$0.21	$11,569	$0.58
Loss on sale of subsidiary, net of tax	(1,231)	(0.06)	(1,231)	(0.06)
Merger related expenses, net of tax	(2,396)	(0.12)	(2,396)	(0.12)
Net income, as reported	$638	$0.03	$7,942	$0.40

Balance Sheet

Cash and cash equivalents totaled $292.9 million at December 31, 2014, decreasing 14.1 percent during the fourth quarter and 58.1 percent from December 31, 2013. Cash and cash equivalents totaled 9.3 percent of total assets at December 31, 2014, compared to 10.9 percent at September 30, 2014, and 23.3 percent at December 31, 2013.

Investment securities totaled $819.9 million at December 31, 2014, decreasing 3.2 percent during the fourth quarter and increasing 49.5 percent from December 31, 2013. As previously reported the Company purchased $304 million of high quality investment securities in June 2014.

Net loans totaled $1.9 billion at December 31, 2014, increasing 5.6 percent during the fourth quarter of 2014 and 18.3 percent from December 31, 2013.

Commercial and industrial loans of $448.6 million at December 31, 2014, represented 23.3 percent of total loans, compared to 17.4 percent at the end of the linked quarter and 15.9 percent at the end of the year-ago quarter. The growth in commercial and industrial loans was primarily due to the production generated by the asset based lending team.

Loans secured by 1-4 family residential mortgages of $278.6 million at December 31, 2014, represented 14.5 percent of total loans, compared to 15.8 percent at the end of the linked quarter and 19.7 percent at the end of the year-ago quarter.

Deposits totaled $2.8 billion at December 31, 2014, increasing 0.5 percent during the fourth quarter and 5.6 percent from December 31, 2013.

Core deposits represented 97 percent of total deposits at the end of the fourth quarter of 2014, unchanged from the linked and year-ago quarters. Core deposits, which exclude time deposits greater than $100,000, totaled $2.7 billion at both December 31, 2014 and September 30, 2014, compared to $2.5 billion at December 31, 2013.

Portfolio Credit Quality

Nonperforming assets (NPAs), which include non-accrual loans, accruing loans delinquent over 90 days and other real estate owned (OREO), were $22.4 million at December 31, 2014, compared to $27.0 million at September 30, 2014 and $23.5 million at December 31, 2013. NPAs totaled 0.71 percent of total assets at December 31, 2014, compared to 0.87 percent at September 30, 2014 and 0.78 percent at December 31, 2013.

Net charge-offs were $1.0 million for the fourth quarter of 2014, compared to $0.2 million in the linked quarter and $0.5 million in the year-ago quarter. As a percentage of average loans, annualized net charge-offs were 0.21 percent for the fourth quarter of 2014, 0.05 percent in the linked quarter, and 0.13 percent in the year-ago quarter.

The Company’s allowance for loan losses was $27.3 million at December 31, 2014 compared to $27.7 million at September 30, 2014 and $26.0 million at December 31, 2013. The allowance measured 1.42 percent, 1.52 percent and 1.59 percent of total loans at each of those dates, respectively.

Classified assets at December 31, 2014 represented 16.5 percent of Tier 1 capital plus the allowance for loan losses, compared to 19.1 percent at September 30, 2014 and 20.7 percent at December 31, 2013.

The Company’s provision for loan losses in the fourth quarter of 2014 was $0.6 million, compared to $0.7 million in the linked quarter and $0.6 million in the year-ago quarter.

Revenues and Margin

Net interest income was $24.9 million in the fourth quarter of 2014, compared to $23.6 million in the linked quarter and $20.6 million in the year-ago quarter.

The Company’s net interest margin was 3.34 percent in the fourth quarter of 2014, compared to 3.12 percent in the linked quarter and 2.95 percent in the year-ago quarter. The increase was primarily a result of the Company deploying liquidity into higher yielding assets.

The yield on interest-earning assets averaged 3.51 percent in the fourth quarter of 2014, compared to 3.28 percent in the linked quarter and 3.14 percent in the year-ago quarter. The yield on interest-earning assets included the effects of loan prepayment penalties of $0.7 million, $0.1 million, and $0.4 million for the quarters ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively. The average cost of deposits was 0.18 percent in the fourth quarter of 2014, 0.17 percent in the linked quarter, and 0.18 percent in the year-ago quarter.

Non-interest income was $2.1 million for the fourth quarter of 2014, compared to $4.0 million for the linked quarter, and $2.6 million in the year-ago quarter. The decline in non-interest income in the fourth quarter of 2014 was primarily attributable to the $2.0 million loss the Company recognized on the sale of A.R. Schmeidler, the Company’s asset management subsidiary, which closed on January 22, 2015.

Non-Interest Expense

Total non-interest expense for the fourth quarter of 2014 was $25.1 million, compared to $22.2 million in the linked quarter and $39.1 million in the year-ago quarter. Expense savings achieved in 2013 through the elimination of non-profitable operations, were reinvested into the asset based lending and equipment financing units. Salaries and employee benefits expense was $14.5 million in the fourth quarter of 2014, compared to $12.6 million in the linked quarter and $11.5 million in the year-ago quarter. The increase in salaries and employee benefits expense was primarily attributable to the recognition of $3.0 million of accelerated vesting expense related to the pending merger with Sterling Bancorp, partially offset by employee turnover. Professional fees included approximately $0.8 million merger related legal and advisory fees.

Quarterly Cash Dividend and Capital Management

The Company’s board of directors declared a quarterly cash dividend of $0.08 per share, payable on February 23, 2015, to all common stock shareholders of record as of the close of business on February 6, 2015.

At December 31, 2014, the Company maintained a total risk-based capital ratio of 15.1 percent, a Tier 1 risk-based capital ratio of 13.9 percent, and a Tier 1 leverage ratio of 9.3 percent. Its Hudson Valley Bank subsidiary at December 31, 2014 maintained a total risk-based capital ratio of 14.8 percent, a Tier 1 risk-based capital ratio of 13.6 percent, and a Tier 1 leverage ratio of 9.1 percent.

Non-GAAP Financial Disclosures and Reconciliation to GAAP

In addition to evaluating the Company’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the tangible equity ratio and tangible book value per share. Management believes these non-GAAP financial measures provide information useful to investors in understanding Hudson Valley Holding Corp.’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks. Further, the tangible equity ratio and tangible book value per share are used by management to analyze the relative strength of Hudson Valley Holding Corp.’s capital position.

In light of diversity in presentation among financial institutions, the methodologies used by Hudson Valley Holding Corp. for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

About Hudson Valley Holding Corp. Through its Hudson Valley Bank subsidiary, headquartered in Yonkers, N.Y., Hudson Valley Holding Corp (NYSE:HVB) serves small- and mid-sized businesses, professional services firms, not-for-profit organizations and their principals throughout metropolitan New York.  The Company focuses on building strategic relationships with its niche customers, providing a full range of banking, deposit, financing, trust and investment management services, in addition to specialized services, such as asset based lending and equipment financing, across varied industries nationwide. With $3.1 billion in assets, $2.8 billion in deposits and 28 branches, Hudson Valley is the largest bank headquartered in Westchester County. Its common stock is traded on the New York Stock Exchange and is a Russell 3000® Index component. More information is available at www.hudsonvalleybank.com.

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Forward Looking Statements

Hudson Valley Holding Corp. (“Hudson Valley”) has made in this press release various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to earnings, credit quality and other financial and business matters for periods subsequent to December 31, 2014. These statements may be identified by such forward-looking terminology as “expect”, “may”, “will”, “anticipate”, “continue”, “believe” or similar statements or variations of such terms. Hudson Valley cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods increasingly are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, in addition to those risk factors disclosed in the Hudson Valley’s Annual Report on Form 10-K for the year ended December 31, 2013 include, but are not limited to:

•	the Office of the Comptroller of the Currency (the “OCC”) and other bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions;

•	our inability to deploy our excess cash, reduce our expenses and improve our operating leverage and efficiency;

•	our ability to pay quarterly cash dividends to shareholders in light of our earnings, the current and future economic environment, Federal Reserve Board guidance, our Bank’s capital plan and other regulatory requirements applicable to Hudson Valley or Hudson Valley Bank;

•	the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us;

•	further increases in our non-performing loans and allowance for loan losses;

•	ineffectiveness in managing our commercial real estate portfolio;

•	lower than expected future performance of our investment portfolio;

•	inability to effectively integrate and manage the new businesses and lending teams;

•	a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers;

•	continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•	lower than expected demand for our products and services;

•	possible additional impairment of our goodwill and other intangible assets;

•	our inability to manage interest rate risk;

•	increased expense and burdens resulting from the regulatory environment in which we operate and our ability to comply with existing and future regulatory requirements;

•	our inability to maintain regulatory capital above the minimum levels Hudson Valley Bank has set as its minimum capital levels, or such higher capital levels as may be required;

•	proposed legislative and regulatory action may adversely affect us and the financial services industry;

•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) may subject us to additional regulatory oversight which may result in increased compliance costs and/or require us to change our business model;

•	future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments;

•	potential liabilities under federal and state environmental laws;

•	legislative and regulatory changes to laws governing New York State’s taxation of HVB’s REIT subsidiary;

•	ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Sterling Bancorp and Hudson Valley Holding Corp. stockholders, on the expected terms and schedule; and

•	delay in closing the merger.

We assume no obligation for updating any such forward-looking statements at any given time.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three months ended December 31, 2014 and 2013
(In thousands, except per share data)

	Three Months Ended
	December 31
	2014	2013
Interest Income:
Loans, including fees	$21,877	$18,319
Securities:
Taxable	3,521	2,499
Exempt from federal income taxes	551	671
Federal funds sold	8	8
Deposits in banks	191	449
Total interest income	26,148	21,946

Interest Expense:
Deposits	1,228	1,149
Securities sold under repurchase agreements and other short-term borrowings	13	5
Other borrowings	—	182
Total interest expense	1,241	1,336

Net Interest Income	24,907	20,610
Provision for loan losses	603	648
Net interest income after provision for loan losses	24,304	19,962

Non-Interest Income:
Service charges	1,547	1,246
Investment advisory fees	1,910	1,924
Realized gains on securities available for sale, net	11	—
Net impairment loss recognized in earnings	—	(1,240)
Loss on sale of subsidiary company	(2,006)	—
Other income	642	627
Total non-interest income	2,104	2,557

Non-Interest Expense:
Salaries and employee benefits	14,501	11,494
Occupancy	2,052	2,287
Professional services	2,812	1,631
Equipment	1,058	1,050
Business development	707	575
FDIC assessment	624	979
Goodwill impairment	—	18,700
Other operating expenses	3,328	2,410
Total non-interest expense	25,082	39,126

Income (Loss) Before Income Taxes	1,326	(16,607)
Income Tax Expense (Benefit)	688	(8,104)
Net Income (Loss)	$638	$(8,503)

Basic Earnings (Loss) Per Common Share	$0.03	$(0.43)
Diluted Earnings (Loss) Per Common Share	$0.03	$(0.43)

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the years ended December 31, 2014 and 2013
(In thousands, except per share data)

	Year Ended
	December 31
	2014			2013
Interest Income:
Loans, including fees			$81,393	$75,209
Securities:
Taxable			12,115	9,436
Exempt from federal income taxes			2,388	2,915
Federal funds sold			31	38
Deposits in banks			1,164	1,985
Total interest income			97,091	89,583

Interest Expense:
Deposits			4,714	4,895
Securities sold under repurchase agreements and other short-term borrowings			39	27
Other borrowings			10	724
Total interest expense			4,763	5,646

Net Interest Income			92,328	83,937
Provision for loan losses			1,792	2,476
Net interest income after provision for loan losses			90,536	81,461

Non-Interest Income:
Service charges			6,184	5,813
Investment advisory fees			7,630	7,731
Realized gains on securities available for sale, net			50	—
Net impairment loss recognized in earnings			—	(1,240)
Loss on sale of subsidiary company			(2,006)	—
Gains on sales and revaluation of loans held for sale and other real estate owned, net			-	17
Prepayment penalty — FHLB Borrowings			(1,860)	—
Other income			2,535	2,823
Total non-interest income			12,533	15,144

Non-Interest Expense:
Salaries and employee benefits			52,836	45,109
Occupancy			8,567	8,590
Professional services			8,229	6,846
Equipment			4,101	4,139
Business development			3,061	2,165
FDIC assessment			2,311	3,879
Goodwill impairment			—	18,700
Other operating expenses			12,040	10,673
Total non-interest expense			91,145	100,101

Income (Loss) Before Income Taxes			11,924	(3,496)
Income Tax Expense (Benefit)			3,982	(4,626)
Net Income	$		7,942	$1,130

Basic Earnings Per Common Share			$0.40	$0.06
Diluted Earnings Per Common Share			$0.40	$0.06
HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
December 31, 2014 and December 31, 2013
(In thousands, except share and per share data)

December 31			December 31
2014			2013

ASSETS
Cash and non-interest earning due from banks		$33,208		$37,711
Interest earning deposits in banks		259,660		661,643

Total cash and cash equivalents		292,868		699,354
Federal funds sold		13,673		27,134
Securities available for sale, at estimated fair value (amortized cost of $815,077 in
2014 and $550,785 in 2013)		815,716		542,198
Securities held to maturity, at amortized cost (estimated fair value of $4,404 in
2014 and $6,556 in 2013)		4,158		6,238
Federal Home Loan Bank of New York (FHLB) stock		2,409		3,478
Loans (net of allowance for loan losses of $27,342 in 2014 and $25,990 in 2013)		1,900,814		1,606,179
Accrued interest and other receivables		13,814		14,663
Premises and equipment, net		15,251		15,103
Deferred income tax, net		25,770		31,433
Bank owned life insurance		43,058		41,224
Goodwill		3,989		5,142
Other intangible assets		523		713
Other assets		6,527		6,340
Total Assets $		3,138,570		$2,999,199

LIABILITIES
Deposits:
Non-interest bearing		$1,081,251		$1,069,631
Interest bearing		1,699,821		1,564,113
Total deposits		2,781,072		2,633,744
Securities sold under repurchase agreements and other short-term borrowings		28,161		34,379
Other borrowings		—		16,388
Accrued interest and other liabilities		31,771		30,379
Total Liabilities		2,841,004		2,714,890

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 par value; authorized 15,000,000 shares; no shares
outstanding in 2014 and 2013, respectively		—		—
Common stock, $0.20 par value; authorized 25,000,000 shares: outstanding
20,082,568 and 19,935,559 shares in 2014 and 2013, respectively		4,276		4,247
Additional paid-in capital		356,339		351,108
Retained deficit		(4,764)		(7,111)
Accumulated other comprehensive loss		(721)		(6,371)
Treasury stock, at cost; 1,299,414 shares in 2014 and 2013		(57,564)		(57,564)
Total Stockholders’ Equity		297,566		284,309

Total Liabilities and Stockholders’ Equity $		3,138,570		$2,999,199

	HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
	Average Balances and Interest Rates
	For the three months ended December 31, 2014 and 2013
The following table sets forth the average balances of interest earning assets and interest bearing liabilities for the periods indicated, as well as total interest and corresponding yields and rates (dollars in thousands).
	Three Months Ended December 31,
				2014						2013
	-							-				-
(Unaudited)	Average						Yield/	Average				Yield/
	Balance			Interest (3)			Rate	Balance		Interest (3)		Rate

ASSETS
Interest earning assets:
Deposits in Banks	$		283,339			$191	0.27%	$	653,258		$449	0.27%
Federal funds sold			15,833			8	0.20%		20,905		8	0.15%
Securities: (1)
Taxable			738,745			3,521	1.91%		468,687		2,499	2.13%
Exempt from federal income taxes			102,822			848	3.30%		89,447		1,033	4.62%
Loans, net (2)		1,842,898				21,877	4.75%	1,572,554			18,319	4.66%
Total interest earning assets		2,983,637				26,445	3.55%	2,804,851			22,308	3.18%

Non-interest earning assets:
Cash & due from banks			58,070						56,861
Other assets			108,164						123,598
Total non-interest earning assets			166,234						180,459

Total assets		$3,149,871						$2,985,310

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Deposits:
Money market	$		982,562			$846	0.34%	$	898,246		$880	0.39%
Savings			121,714			34	0.11%		125,393		63	0.20%
Time			109,748			126	0.46%		117,324		130	0.44%
Checking with interest			489,473			222	0.18%		451,279		76	0.07%
Securities sold under repo & other s/t borrowings			38,472			13	0.14%		23,213		5	0.09%
Other borrowings			—			—	0.00%		16,392		182	4.44%
Total interest bearing liabilities		1,741,969				1,241	0.28%	1,631,847			1,336	0.33%

Non-interest bearing liabilities:
Demand deposits		1,078,777						1,030,419
Other liabilities			33,154						30,414
Total non-interest bearing liabilities		1,111,931						1,060,833

Stockholders’ equity (1)			295,971						292,630
Total liabilities and stockholders’ equity		$3,149,871						$2,985,310

Net interest earnings						$25,204					$20,972
Net yield on interest earning assets							3.38%					2.99%

(1) Excludes unrealized gains (losses) on securities available for sale. Management believes that this presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies, which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. Effects of these adjustments are presented in the table below.
(2) Includes loans classified as non-accrual.
(3) The data contained in the table has been adjusted to a tax equivalent (“TE”) basis, based on the Company’s federal statutory rate of 35 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules. Effects of these adjustments are presented in the table below.

		HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
		Average Balances and Interest Rates
		For the years ended December 31, 2014 and 2013
The following table sets forth the average balances of interest earning assets and interest bearing liabilities for the periods indicated, as well as total interest and corresponding yields and rates (dollars in thousands).
							Year Ended December 31,

					2014				2013
	-						-	-			-
(Unaudited)		Average					Yield/	Average			Yield/
		Balance			Interest (3)		Rate	Balance	Interest (3)		Rate

ASSETS
Interest earning assets:
Deposits in Banks		$		461,196		$1,164	0.25%	$759,011		$1,985		0.26%
Federal funds sold				18,179		31	0.17%	22,256		38		0.17%
Securities: (1)
Taxable				619,856		12,115	1.95%	434,926		9,436		2.17%
Exempt from federal income taxes				97,917		3,674	3.75%	84,825		4,485		5.29%
Loans, net (2)		1,722,948				81,393	4.72%	1,464,100		75,209		5.14%
Total interest earning assets		2,920,096				98,377	3.37%	2,765,118		91,153		3.30%

Non-interest earning assets:
Cash & due from banks				58,701				57,258
Other assets				109,920				131,197
Total non-interest earning assets				168,621				188,455

Total assets		$3,088,717						$2,953,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Deposits:
Money market		$		957,298		$3,209	0.34%	$885,502		$3,244		0.37%
Savings				121,935		147	0.12%	126,605		330		0.26%
Time				112,539		518	0.46%	122,761		596		0.49%
Checking with interest				501,474		840	0.17%	437,673		725		0.17%
Securities sold under repo & other s/t borrowings				33,654		39	0.12%	26,738		27		0.10%
Other borrowings				225		10	4.44%	16,407		724		4.41%
Total interest bearing liabilities		1,727,125				4,763	0.28%	1,615,686		5,646		0.35%

Non-interest bearing liabilities:
Demand deposits		1,038,886						1,013,154
Other liabilities				30,206				30,823
Total non-interest bearing liabilities		1,069,092						1,043,977

Stockholders’ equity (1)				292,500				293,910
Total liabilities and stockholders’ equity		$3,088,717						$2,953,573

Net interest earnings						$93,614				$85,507
Net yield on interest earning assets							3.21%					3.09%

(1) Excludes unrealized gains (losses) on securities available for sale. Management believes that this presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies, which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. Effects of these adjustments are presented in the table below.
(2) Includes loans classified as non-accrual.
(3) The data contained in the table has been adjusted to a tax equivalent (“TE”) basis, based on the Company’s federal statutory rate of 35 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules. Effects of these adjustments are presented in the table below.

	HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
		Financial Highlights
		Fourth Quarter 2014 and 2013
	(Dollars in thousands, except per share data)

	Three Months	Three Months					Year	Year
	Ended			Ended			Ended	Ended
	Dec 31, 2014	Dec 31, 2013					Dec 31, 2014	Dec 31, 2013

Earnings:
Net Interest Income	$24,907				$20,610			$92,328	$83,937
Non-Interest Income	2,104				2,557			12,533	15,144
Non-Interest Expense	25,082				39,126			91,145	100,101
Net Income (Loss)	638				(8,503)			7,942	1,130
Net Interest Margin	3.34%				2.95%			3.16%	3.04%
Net Interest Margin (TE) (1)	3.38%				2.99%			3.21%	3.09%

Diluted Earnings (Loss) Per Share	$0.03				$(0.43)			$0.40	$0.06
Dividends Per Share	$0.08				$0.06			$0.28	$0.24
Return on Average Equity	0.86%				-11.90%			2.73%	0.39%
Return on Average Assets	0.08%				-1.14%			0.26%	0.04%
Efficiency Ratio (2)	84.54%				82.47%			82.57%	79.90%

Average Balances (1):
Average Assets	$3,149,579			$2,973,970				$3,086,387	$2,946,892
Average Net Loans	1,842,898			1,572,554				1,722,948	1,464,100
Average Investments	841,567				558,134			717,773	519,751
Average Interest Earning Assets	2,983,345			2,793,511				2,917,766	2,758,437
Average Deposits	2,782,274			2,622,661				2,732,132	2,585,695
Average Borrowings	38,472				39,605			33,879	43,145
Average Interest Bearing Liabilities	1,741,969			1,631,847				1,727,125	1,615,686
Average Stockholders’ Equity	295,733				285,800			291,010	289,925

Asset Quality — During Period:
Provision for Loan Losses	$603				$648			$1,792	$ 2,476
Net Charge-offs	983				520			440	3,098

(1) See Non-GAAP financial measures and reconciliation to GAAP below.
(2) The efficiency ratio (a lower ratio indicates greater efficiency) compares non-interest expense to adjusted total revenue (taxable equivalent net interest income, plus non-interest income, excluding gains or losses on sales or revaluations of investment securities and other assets and penalties on prepayment of borrowings).

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Selected Quarterly Balance Sheet Data
(Dollars in thousands except per share data)

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2014	2014	2014	2014	2013

Period End Balances:
Total Assets	$3,138,570	$3,120,097	$3,225,384	$2,906,201	$2,999,199
Total Investments	819,874	847,325	844,659	538,292	548,436
Net Loans	1,900,814	1,800,653	1,742,569	1,632,795	1,606,179
Goodwill and Other Intangible Assets	4,512	5,712	5,760	5,807	5,855
Total Deposits	2,781,072	2,768,651	2,859,876	2,562,018	2,633,744
Total Stockholders’ Equity	297,566	291,344	292,046	287,553	284,309
Tangible Common Equity (1)	293,054	285,632	286,286	281,746	278,454
Common Shares Outstanding	20,082,568	19,984,957	19,984,352	20,032,431	19,935,559
Book Value Per Share	$14.82	$14.58	$14.61	$14.35	$14.26
Tangible Book Value Per Share (1)	$14.59	$14.29	$14.33	$14.06	$13.97
Tangible Common Equity Ratio — HVHC (1)	9.4%	9.2%	8.9%	9.7%	9.3%

Tier 1 Leverage Ratio — HVHC	9.3%	9.1%	9.4%	9.7%	9.5%
Tier 1 Risk Based Capital Ratio — HVHC	13.9%	14.3%	14.7%	16.2%	16.2%
Total Risk Based Capital Ratio — HVHC	15.1%	15.6%	16.0%	17.5%	17.5%
Tier 1 Leverage Ratio — HVB	9.1%	8.8%	9.2%	9.5%	9.3%
Tier 1 Risk Based Capital Ratio — HVB	13.6%	14.0%	14.4%	15.9%	15.8%
Total Risk Based Capital Ratio — HVB	14.8%	15.3%	15.7%	17.2%	17.1%

Gross Loans:
Commercial Real Estate	$617,299	$639,049	$622,615	$587,366	$593,476
Construction	101,802	84,723	87,146	81,331	88,311
Residential Multi-Family	326,416	328,063	295,008	249,661	226,898
Residential Other	394,819	404,468	417,297	429,379	432,999
Commercial and Industrial	448,629	318,257	308,555	284,025	258,578
Individuals	13,497	10,905	11,427	12,908	17,388
Lease Financing	24,942	42,379	27,049	14,000	13,140
Total Loans	$1,927,404	$1,827,844	$1,769,097	$1,658,670	$1,630,790

Asset Quality — Period End:
Allowance for Loan Losses	$27,342	$27,722	$27,275	$26,904	$25,990
Loans 31-89 Days Past Due Accruing	7,923	7,003	5,572	9,590	4,625
Loans 90+ Days Past Due Accruing (90 PD)	—	—	—	—	—
Nonaccrual Loans (NAL)	22,384	27,027	20,546	21,006	23,489
Other Real Estate Owned (OREO)	—	—	—	—	—
Nonperforming Loans Held For Sale (HFS)	—	—	—	—	—
Nonperforming Assets (90 PD+NAL+OREO+HFS)	22,384	27,027	20,546	21,006	23,489
Allowance / Total Loans	1.42%	1.52%	1.54%	1.62%	1.59%
NAL / Total Loans	1.16%	1.48%	1.16%	1.27%	1.44%
NAL + 90 PD / Total Loans	1.16%	1.48%	1.16%	1.27%	1.44%
NAL + 90 PD + OREO / Total Assets	0.71%	0.87%	0.64%	0.72%	0.78%
Nonperforming Assets / Total Assets	0.71%	0.87%	0.64%	0.72%	0.78%

(1) See Non-GAAP financial disclosures and reconciliation to GAAP below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Selected Quarterly Income Statement Data
(Dollars in thousands except per share data)

	Three Months	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended	Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013

Interest Income	$26,148	$24,827	$23,281	$22,835	$21,946
Interest Expense	1,241	1,235	1,181	1,106	1,336
Net Interest Income	24,907	23,592	22,100	21,729	20,610
Provision for Loan Losses	603	651	460	78	648
Non-Interest Income	2,104	4,019	3,931	2,479	2,557
Non-Interest Expense	25,082	22,183	22,090	21,790	39,126
Income (Loss) Before Income Taxes	1,326	4,777	3,481	2,340	(16,607)
Income Taxes	688	1,515	1,041	738	(8,104)
Net Income (Loss)	$638	$3,262	$2,440	$1,602	$(8,503)

Diluted Earnings (Loss) Per Share	$0.03	$0.16	$0.12	$0.08	$(0.43)

Net Interest Margin	3.34%	3.12%	3.05%	3.14%	2.95%

Average Cost of Deposits (1)	0.18%	0.17%	0.17%	0.17%	0.18%

(1) Includes noninterest bearing deposits

	HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
	Non-GAAP Financial Measures and Reconciliation to GAAP
	(Dollars in thousands)

		Three Months Ended		Year Ended
		December 31		December 31
	2014	2013	2014	2013
Total average interest earning assets:
As reported	$2,983,345	$2,793,511	$2,917,766	$2,758,437
Unrealized loss on securities available-for-sale (a)	(292)	(11,340)	(2,330)	(6,681)

Adjusted average total interest earning assets (1)	$2,983,637	$2,804,851	$2,920,096	$2,765,118

Net interest income:
As reported	$24,907	$20,610	$92,328	$83,937
Adjustment to tax equivalency basis (b)	297	362	1,286	1,570

Adjusted net interest income (1)	$25,204	$20,972	$93,614	$85,507

Net yield on average interest earning assets:
As reported	3.34%	2.95%	3.16%	3.04%
Effects of (a) and (b) above	0.04%	0.04%	0.05%	0.05%

Adjusted net yield on average interest earning assets (1)	3.38%	2.99%	3.21%	3.09%

Average stockholders’ equity:
As reported	$295,733	$285,800	$291,010	$289,925
Effects of (a) and (b) above	(238)	(6,830)	(1,490)	(3,985)

Adjusted average stockholders’ equity (1)	$295,971	$292,630	$292,500	$293,910

Interest income:
As reported	$26,148	$21,946	$97,091	$89,583
Adjustment to tax equivalency basis (b)	297	362	1,286	1,570

Adjusted interest income (1)	$26,445	$22,308	$98,377	$91,153

Gross yield on average interest earning assets:
As reported	3.51%	3.14%	3.33%	3.25%
Effects of (a) and (b) above	0.04%	0.04%	0.04%	0.05%

Adjusted gross yield on average interest earning assets (1)	3.55%	3.18%	3.37%	3.30%

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Non-GAAP Financial Measures and Reconciliation to GAAP (Continued)
(Dollars in thousands, except per share data)

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2014	2014	2014	2014	2013
-

Tangible Equity Ratio:
Total Stockholders’ Equity:
As reported	$297,566	$291,344	$292,046	$287,553	$284,309
Less: Goodwill and other intangible assets	4,512	5,712	5,760	5,807	5,855
Tangible stockholders’ equity	$293,054	$285,632	$286,286	$281,746	$278,454

Total Assets:
As reported	$3,138,570	$3,120,097	$3,225,384	$2,906,201	$2,999,199
Less: Goodwill and other intangible assets	4,512	5,712	5,760	5,807	5,855
Tangible Assets	$3,134,058	$3,114,385	$3,219,624	$2,900,394	$2,993,344

Tangible equity ratio (2)	9.4%	9.2%	8.9%	9.7%	9.3%

Tangible Book Value Per Share:
Tangible stockholders’ equity	$293,054	$285,632	$286,286	$281,746	$278,454
Common shares outstanding	20,082,568	19,984,957	19,984,352	20,032,431	19,935,559
Tangible book value per share (2)	$14.59	$14.29	$14.33	$14.06	$13.97

(1) Adjusted total average interest earning assets, net interest earnings, net yield on average interest earning assets and average stockholders’ equity exclude the effects of unrealized net gains and losses on securities available for sale. These are non-GAAP financial measures. Management believes that this alternate presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. As noted in the Company’s 2014 Proxy Statement, net income as a percentage of adjusted average stockholders’ equity is one of several factors utilized by management to determine total compensation.

(2) Tangible equity ratio and tangible book value for share are non-GAAP financial measurements. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and are used by management to analyze the relative strength of the Company’s capital position.